SUB - ITEM 77Q1(a)(i)

The Amended and Restated By-Laws for MFS Intermediate Income Trust, dated January 1, 2002, as revised December 16, 2004, are contained in Post-Effective Amendment No. 45 to the Registration Statement for MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on December 29, 2004, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.